Exhibit 99.1

PURE Bioscience Names Tom Y. Lee, CPA, as Sixth Member of its Board of Directors

— Lee To Advance Business Interests For SDC in Taiwan and China —

SAN DIEGO, CA (October 27, 2014) – PURE Bioscience, Inc. (OTCQB: PURE), creator of the patented silver dihydrogen citrate (SDC) antimicrobial, today announced the appointment of Tom Y. Lee, CPA, to its Board of Directors. Lee will also serve on the Company’s Audit Committee.

Lee, who is Chairman and CEO of Swabplus, Inc., has been a significant, active investor in PURE since 2005 and directly holds approximately 7% of PURE’s shares outstanding. Lee is a former board member and audit committee chairman at First Continental Bank (which merged with United Commercial Bank in 2003). He has been a CPA since 1983 and received a Master of Science degree in accounting from California State University–Long Beach.

“I am a long-time believer in PURE’s powerful SDC antimicrobial technology and look forward to contributing on both a Board level and on a business level to the Company’s growth and expansion,” stated Lee. “Both in the People’s Republic of China and Taiwan, I will seek to obtain in-country product regulatory and market approvals for PURE Hard Surface disinfectant and other SDC-based products for different market applications and assist in building the PURE brand and recognition of SDC as a non-toxic, broad spectrum antimicrobial agent.”

David J. Pfanzelter, Chairman of PURE, added, “Tom is a strong supporter of PURE and an experienced and successful businessman. We look forward to his contributions to the Board in addition to his active development of business interests for SDC in the Asian markets.”

The Company reported that the Board of Directors now consists of six members and is authorized to expand to seven members.

-Continued-

About PURE Bioscience, Inc.

PURE Bioscience, Inc. is focused on developing and commercializing our proprietary antimicrobial products primarily in the food safety arena — providing solutions to the health and environmental challenges of pathogen and hygienic control. Our technology platform is based on patented stabilized ionic silver, and our initial products contain silver dihydrogen citrate, or SDC. SDC is a broad-spectrum, non-toxic antimicrobial agent, which offers 24-hour residual protection and formulates well with other compounds. As a platform technology, SDC is distinguished from existing products in the marketplace because of its superior efficacy, reduced toxicity and the inability of bacteria to form a resistance to it. PURE is headquartered in El Cajon, California (San Diego metropolitan area). Additional information on PURE is available at www.purebio.com.

Forward-looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: the Company’s cash position and liquidity requirement;, the Company’s failure to implement or otherwise achieve the benefits of its proposed business initiatives and plans; acceptance of the Company’s current and future products and services in the marketplace, including acceptance of the Company’s Hard Surface disinfectant by SUBWAY® franchisees; the ability of the Company to develop effective new products and receive regulatory approvals of such products; competitive factors; dependence upon third-party vendors, and other risks detailed in the Company’s periodic report filings with the Securities and Exchange Commission; including our quarterly report on Form 10-Q filed on June 10, 2014. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

IR Contacts:

Tom Hemingway	Terri MacInnis, VP of IR
Redwood Investment Group	Bibicoff + MacInnis, Inc.
714-978-4425	818-379-8500
tomh@redwoodfin.com	terri@bibimac.com

Company Contact:

Peter C. Wulff, CFO & COO
PURE Bioscience, Inc.
619-596-8600 ext.111 pwulff@purebio.com